Exhibit 99.2

ARCHROCK, INC. TO ACQUIRE ARCHROCK PARTNERS, L.P. January 2, 2018 © 2018 Archrock, Inc. All rights reserved.

Cautionary Note to Investors Forward-Looking Statements All statements in this presentation (and oral statements made regarding the subjects of this presentation) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Archrock and Archrock Partners, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the expected benefits of the proposed transaction to Archrock and Archrock Partners and their stockholders and unitholders, respectively; the anticipated completion of the proposed transaction or the timing thereof; the expected future growth, dividends and distributions of the combined company; the expected leverage and distribution coverage ratios of the combined company; and plans and objectives of management for future operations. While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained; local, regional and national economic conditions and the impact they may have on Archrock, Archrock Partners and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s or Archrock Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each of Archrock’s and Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in each party’s filings with the Securities and Exchange Commission (the “SEC”), which are available at www.archrock.com. Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. Important Additional Information Regarding the Transaction Will Be Filed With the SEC In connection with the proposed transaction, Archrock will file a registration statement on Form S-4, including a joint proxy statement/prospectus of Archrock and Archrock Partners, with the SEC. INVESTORS AND SECURITY HOLDERS OF ARCHROCK AND ARCHROCK PARTNERS ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Archrock and Archrock Partners in connection with the Archrock shareholder meeting and the Archrock Partners unitholder meeting. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Archrock and Archrock Partners with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) from www.archrock.com under the tab “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Solicitation Archrock, Archrock Partners and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Archrock’s proxy statement relating to its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2017, and Archrock Partners’ Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 23, 2017, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 2 © 2018 Archrock, Inc. All rights reserved.

Transaction Overview • Archrock, Inc. (NYSE: AROC) (“AROC”, “Archrock”, or the “Company”) has executed a definitive merger agreement to acquire all of the outstanding common units of Archrock Partners, L.P. (NASDAQ: APLP) (“APLP”, “Archrock Partners”, or the “Partnership”) not already owned by AROC • APLP common unitholders will receive 1.400 AROC shares for each outstanding APLP common unit – – 100% of consideration to APLP common unitholders in the form of AROC shares Implies a 23.4% premium to APLP’s December 29, 2017 closing price and a 23.9% premium to APLP’s 10-trading day volume-weighted average price APLP’s incentive distribution rights will be eliminated – • No financing contingencies – APLP Senior Notes to remain outstanding • Taxable transaction to APLP common unitholders1 with tax basis step-up to AROC • Transaction is expected to close in Q2 2018, subject to customary closing conditions – Terms of the transaction have been negotiated, reviewed and approved by the APLP Conflicts Committee and approved by the APLP and AROC Boards of Directors Requires approvals from APLP common unitholders and AROC shareholders – 3 1The tax consequences to a particular APLP common unitholder will depend on such unitholder’s tax basis in its common units and other tax attributes. © 2018 Archrock, Inc. All rights reserved. Transaction Highlights

Transaction Rationale • • • • Significant premium to recent APLP equity trading price Expected to be immediately accretive to AROC shareholders Attractive targeted dividend growth rate of 10-15% through 2020 Increased retained cash flow for investment into growth projects • Accelerates achieving target leverage of 3.5x to 4.0x Debt to EBITDA through additional retained cash flow Expected pro forma cash available for dividend coverage above 2.0x through 2020 • • • • Archrock expected to benefit from improved cost of and access to capital C-Corp structure expected to attract a broader universe of investors Increased public float of Archrock expected to increase trading liquidity • • • Cost savings estimated at $2mm – $3mm annually Single public entity with simplified governance Better positioned to participate in industry consolidation • • Tax basis step-up that is expected to provide a federal cash income tax deferral No cash federal income taxes expected through at least 2023 4 © 2018 Archrock, Inc. All rights reserved. No Cash Income Taxes Simplified C-Corp Structure Improved Cost of Capital Long-Term Financial Stability Compelling Deal Economics

Simplified Structure Legacy AROC Public Shareholders Legacy APLP Public Unitholders AROC Public Shareholders 100% 45% 55% PLP Public Unitholders No Financing Contingencies 1 Ownership percentages based on AROC shares and APLP units outstanding as of November 30, 2017. 5 © 2018 Archrock, Inc. All rights reserved. $700 million of Senior Notes $700 million of Senior Notes 100% 100% GP 2% GP 100% IDR 41% LP A 57% Pro Forma Structure1 Current Structure1

Combined Company Investment Highlights

Archrock

Visible Long-Term Growth	• U.S. natural gas demand is forecast to increase to ~90 bcf/d by 2021 from ~78 bcf/d in 2016, an approximate 15% increase[1] • Business tied to long-term natural gas production
Relative Cash Flow Stability	• Fee-based contracts for "must-run" production and midstream infrastructure assets • Production leveraged business model generates steady demand for services and relatively stable cash flow • Cash flow generation provides capital to fund capital investments in an up-cycle and stability in a down-cycle
Largest Player with Benefit of Scale and Market Presence	• Largest fleet among outsourced compression services providers • Fleet is deployed across all major U.S. producing basins • Combined operating fleet of 3.2 mm HP[2] with Archrock Partners
Access to Capital	• Expected lower cost of equity capital than previous MLP structure • Access to larger C-Corp investor base • Increased equity trading liquidity

[1] *Data from Drilling Info, Fundamental Edge (September 2017).*
[2] *As of September 30, 2017.*

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© 2018 Archrock, Inc. All rights reserved.

Growth Play Focused

Archrock

Archrock's geographic diversity provides stability and growth opportunities across the U.S.

Strong Presence in All Major Growing U.S. Producing Basins



MONTANA THRUST BELT
WILLISTON
BIGHORN
POWDER RIVER
GREATER GREEN RIVER
DENVER
UINTA-PICEANCE
SAN JOAQUIN
SANTA MARIA
PARADOX
NORTH PARK
VENTURA
LOS ANGELES
SAN JUAN
RATON
ANADARKO
PALO DURO
PERMIAN
FORT WORTH
MARFA
FOREST CITY
CHEROKEE PLATFORM
MICHIGAN
ILLINOIS
APPALACHIAN
BLACK WARRIOR
ARKOMA
ARDMORE
MARIETTA
VALLEY AND RIDGE
TX-LA-MS SALT
WESTERN GULF
Map layers
Shale Plays
Basins
Unit Locations

Permian

- Expected growth of 8 bcf/d[1]
- Associated gas production growth
- Low break-even economics
- Competitive market
- Demand for centralized gas lift

Eagle Ford

- Expected growth of 1 bcf/d[1]
- Associated gas production growth
- Demand for centralized gas lift
- Outsourced compression leader

Marcellus / Utica

- Expected growth of 11 bcf/d[1]
- Large dry gas resource base
- Pipeline build-out will lead to de-bottlenecking

MidCon

- Expected growth of 4 bcf/d[1]
- SCOOP/STACK development
- Associated gas production growth

Note: Excludes offshore units in the Gulf of Mexico

[1] Source: Tudor Pickering Holt & Co. (September 2017); growth in natural gas production per day from 2016 to 2020

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© 2018 Archrock, Inc. All rights reserved.

Leader in U.S. Contract Compression Services • We are proud of the at • Archrock is the leading • Archrock’s business Compression Transfer/ Compressco Operating Services 8 © 2018 Archrock, Inc. All rights reserved. 1 SEC filings and management estimates as of September 30, 2017. Operating HP (000s) The combination of Archrock and Archrock Partners will be the largest outsourced compression provider in the U.S. U.S. Outsourced Compression Competitors1 Archrock Highlights 3,600 3,000 2,400 1,800 1,200 600 0 3,204 quality of our service, delivering an average availability of over 99% contract compression services operator in the U.S. size and scale provide significant operational and financial synergies 294 Operating HP Operating HP at 1,558 2,910 1,400 887 710 400 400 180 Combined Archrock USAEnergy CSI J-WAxipKodiak Natural Gas Other CDM

Modern Fleet Meeting Customer Demand Offshore 5% Other 3% 0-200 HP 333k HP 9% Conve 28% ona 201-1,100 HP 1,120k HP Non-entional 64% 29% C Other 7% >1,100 HP 2,366k HP 62% Gas Lift 22% Gathering 58% Wellhead 13% 9 1 As of September 30, 2017. 2 Archrock consolidated fleet as of December 31, 2016. Horsepower reported as original equipment manufacturer (OEM) horsepower. © 2018 Archrock, Inc. All rights reserved. HP by Application 1 Consolidated Available Fleet by HP Range2 HP by Play Type 1 Archrock has the largest fleet of large HP in the industry

Growth Highlights and Strategies

Archrock

Near-term Growth Highlights

- Expect solid year-end operating horsepower growth in 2017
  - Operating horsepower increased by 86,000 horsepower in Q3-17
- Increased 2017 growth capital budget by $50 million to $175 million
  - Continued investment in large horsepower deployed in growth plays
- Expect year-over-year growth in aftermarket services revenue in 2017

Long-term Growth Strategies with Demonstrated Execution

Organic Growth and Operational Enhancements	▪ Strategy to leverage our market position, service capability, existing fleet and capital strength ▪ Secular growth drivers expected to increase natural gas production and compression demand ▪ ~1.2 million HP of units added to combined fleet in last ~5 years[1] ▪ Continued focus on improving field operations, operating costs, and competitiveness and profitability of fleet
Third Party Acquisitions	▪ Demonstrated ability to source and execute deals such as MidCon acquisitions ▪ Opportunity to source from customers and competitors ▪ Lower cost of capital to provide execution advantages

[1] *Five years ended December 31, 2016; includes units added through third party acquisitions.*

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© 2018 Archrock, Inc. All rights reserved.

Proposed Transaction Timeline • Initial registration statement, including joint proxy statement / prospectus, filing expected in January or February 2018 Expect APLP unitholder and AROC shareholder meetings in Q2 2018 • • Expect closing in Q2 2018 • Subject to customary closing conditions 11 © 2018 Archrock, Inc. All rights reserved. Transaction Milestones

Addendum: Non-GAAP Financial Measures 12 © 2018 Archrock, Inc. All rights reserved.

Non-GAAP Financial Measures Archrock Non-GAAP Measures EBITDA, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring and other charges, corporate office relocation costs, expensed acquisition costs, indemnification (income) expense, net, restatement and other charges, debt extinguishment costs, and other items. Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash sales, general and administrative expense excluding corporate office relocation costs, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. Archrock is unable, without unreasonable efforts, to provide a quantitative reconciliation of its preliminary non-GAAP outlook of EBITDA or cash available for dividend coverage because net income or loss, maintenance and other capital expenditures, expense or benefit from income taxes, and cash tax expense or refund cannot be estimated due to the level of unpredictability and uncertainty associated with these items. For these same reasons, Archrock is unable to assess the probable significance of these excluded items. 13 © 2018 Archrock, Inc. All rights reserved.